EXHIBIT B

                   RESTATED BYLAWS OF

              REGENCY HEALTH SERVICES, INC.
                 a Delaware Corporation



                        ARTICLE I


                         OFFICES

          Section 1.  REGISTERED OFFICE AND PRINCIPAL OF-
FICE. The registered office of the corporation in the State of Delaware is The Incorporators Ltd., Three
Christina Centre, Suite 1414, 201 N. Walnut Street,
Wilmington, Delaware or such other place as the board of directors may designate from time to time. The board of directors shall fix the location of the principal executive office of the corporation at any place within or outside the State of Delaware.

          Section 2.  OTHER OFFICES.  The board of direc-
tors may at any time establish branch or subordinate offices at any place or places in this state or otherwise.

          Section 3.  REGISTERED AGENT.  The registered
agent of the corporation in the State of Delaware is The
Incorporators Ltd.


                       ARTICLE II


                 MEETING OF STOCKHOLDERS

          Section 1.  PLACE OF MEETINGS.  Meetings of
Stockholders shall be held at any place within or outside the State of Delaware designated by the board of directors.
In the absence of any such designation, Stockholders' meetings shall be held at the principal executive office of the corporation.

          Section 2.  ANNUAL MEETING.  The annual meeting
of Stockholders shall be held each year on a date and at a time designated by the board of directors which shall be not more than thirteen months after its last annual meeting. At each annual meeting, directors shall be elected, and any other proper business which is within the powers of the Stockholders may be transacted.

          Section 3.  SPECIAL MEETING.

          A. A special meeting of the Stockholders may be called at any time by the board of directors, or by the chairman of the board, or by the president, or by one or more Stockholders holding shares in the aggregate entitled to cast not less than ten percent (10%) of the votes at that meeting.

          B. If a special meeting is called by any person or persons other than the board of directors, the request shall be in writing, specifying the time of such meeting and the general purpose or purposes for which the meeting is called, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the chairman of the board, the president, any vice president, or the secretary of the corporation.
The officer receiving the request shall cause notice to be promptly given to the stockholders entitled to vote, in accordance with the provisions of Sections 4 and 5 of this
Article II, that a meeting will be held at the time requested by the person or persons calling the meeting, not less than thirty-five (35) nor more than sixty (60) days after the receipt of the request. If the notice is not given within twenty (20) days after receipt of the request, the person or persons requesting the meeting may give the notice. Nothing contained in this subparagraph B of this
Section 3 shall be construed as limiting, fixing or affecting the time when a meeting of Stockholders called by action of the board of directors may be held.

          Section 4.  NOTICE OF STOCKHOLDERS' MEETINGS.
All notices of meetings of Stockholders shall be sent or otherwise given in accordance with Section 5 of this
Article II and, except as set forth in subparagraph B of
Section 3 of this Article II, shall be sent or otherwise given not less than ten (10) nor more than sixty (60) days before the date of the meeting. The notice shall specify the place, date and hour of the meeting and (i) in the case of a special meeting, the purpose or purposes for which the meeting is called, or (ii) in the case of the annual meeting, those matters which the board of directors, at the time of giving the notice, intends to present for action by the Stockholders. The notice of any meetings at which directors are to be elected shall include the name of any nominee or nominees whom, at the time of the notice, management intends to present for election.

          Section 5.  MANNER OF GIVING NOTICE; AFFIDAVIT OF
NOTICE. Notice of any meeting of Stockholders shall be given either personally or by first-class mail or tele-graphic or other written communication, charges prepaid, addressed to the Stockholder at the address of that Stockholder appearing on the books of the corporation or given by the Stockholder to the corporation for the purpose of notice. If no such address appears on the corporation's books or is given, notice shall be deemed to have been given if sent to that Stockholder by first-class mail or telegraphic or other written communication to the corporation's principal executive office, or if published at least one in a newspaper of general circulation in the county where that office is located. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by telegram or other means of written communication. An affidavit of the secretary or an assistant secretary or the transfer agent of the corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

          Section 6.  QUORUM.  The presence in person or by
proxy of the holders of a majority of the shares entitled to vote at any meeting of Stockholders shall constitute a quorum for the transaction of business. The Stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough Stockholders to leave less than a quorum, if any action taken (other than adjournment) is approved by holders of at least a majority of the shares required to constitute a quorum.

          Section 7.  ADJOURNED MEETING; NOTICE.  Any
Stockholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the shares represented at that meeting, either in person or by proxy, but in the absence of a quorum, no other business may be transacted at that meeting, except as provided in Section 6 of this Article
II. When any meeting of Stockholders, either annual or special, is adjourned to another time and place, notice need not be given of the adjourned meeting if the time and place are announced at a meeting at which the adjournment is taken, unless a new record date for the adjourned meeting is fixed, or unless the adjournment is for more than thirty (30) days from the date set for the original meeting, in which case the board of directors shall set a new record date. If the adjournment is for more than thirty (30) days, or if a new record date is fixed for the adjourned meeting, a notice of any such adjourned meeting shall be given to each Stockholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 4 and 5 of this Article II. At any adjourned meeting the corporation may transact any business which might have been transacted at the original meeting.

          Section 8.  VOTING.  The Stockholders entitled to
vote at any meeting of Stockholders shall be determined in accordance with the provisions of Section 11 of this
Article II, subject to the provisions of Sections 217 and 218, of the General Corporation Law of Delaware (relating to voting shares held by a fiduciary, by pledgors, in joint ownership or bound by voting trusts or voting agreements).
The Stockholders' vote may be by voice or by ballot;
provided, however, that any election for directors must be by ballot. On any matter other than elections of direc-tors, any Stockholder may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal, but, if the Stockholder fails to specify the number of shares which the Stockholder is voting affirmatively, it will be conclusive-ly presumed that the Stockholder's approving vote is with respect to all shares that the Stockholder is entitled to vote. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on any matter (other than the election of directors) shall be the act of the Stockholders, unless the vote of a greater number or voting by classes is required by General Corporation Law of Delaware, or by the Certifi-cate of Incorporation or by these bylaws.

          Section 9.  WAIVER OF NOTICE OR CONSENT BY ABSENT
STOCKHOLDERS. The transactions of any meeting of Stock-holders, either annual or special, however called and noticed, and wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each person entitled to vote, who was not present in person or by proxy, signs a written waiver of notice. The waiver of notice need not specify either the business to be transacted or the purpose of any annual or special meeting of Stockholders, except that if action is taken or proposed to be taken for approval of any of those matters specified in subparagraph
B of Section 4 of this Article II, the waiver of notice or consent shall state the general nature of the proposal.
All such waivers shall be filed with the corporate records or made a part of the minutes of the meeting. Attendance by a person at a meeting shall also constitute a waiver of notice of that meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not included in the notice of the meeting if that objection is expressly made at the meeting.

          Section 10.  STOCKHOLDER ACTION BY WRITTEN
CONSENT WITHOUT A MEETING. No action required to be taken or that may be taken at any annual or special meeting of Stockholders may be taken without a meeting.

          Section 11.  RECORD DATE FOR STOCKHOLDER NOTICE,
VOTING, AND GIVING CONSENTS. For purposes of determining the Stockholders entitled to notice of any meeting or to vote or entitled to give consent to corporate action without a meeting, the board of directors may fix, in advance, a record date, which shall not be more than sixty
(60) days nor less than ten (10) days before the date of any such meeting nor more than sixty (60) days before any such action without a meeting, and in this event only
Stockholders of record on the date so fixed are entitled to notice and to vote or to give consents, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date, except as otherwise provided in the General Corporation Law of Delaware. If the board of directors does not so fix a record date:

               (a)  The record date for determining
Stockholders entitled to notice of or to vote at a meeting of Stockholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

               (b)  The record date for determining
Stockholders entitled to give consent to corporate action in writing without a meeting when no prior action by the board is necessary shall be the day on which the first written consent is given.

               (c)  A determination of Stockholders of
record entitled to notice of or to vote at a meeting of Stockholders shall apply to any adjournment of the meeting;
provided, however, that the board of directors may fix a new record date for the adjourned meeting.

Provisions governing record dates for other purposes are located in Section 1 of Article VIII.

          Section 12.  PROXIES.  Every person entitled to
vote for directors or on any other matter shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the secretary of the corporation. A proxy shall be deemed signed if the Stockholder's name is placed on the proxy (whether by manual signature, typewriting, telegraph-ic transmission, or otherwise) by the Stockholder or the Stockholder's attorney in fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the person executing it, before the vote pursuant to that proxy, by a writing delivered to the corporation stating that the proxy is revoked, or by a subsequent proxy executed by, or attendance at the meeting and voting in person by, the person executing the proxy; or (ii) written notice of the death or incapacity of the maker of that proxy is received by the corporation before the vote pursuant to that proxy is counted; provided, however, that no proxy shall be valid after the expiration of eleven (11) months from the date of the proxy, unless otherwise provided in the proxy. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section
212 of the General Corporation Law of Delaware.

          Section 13.  INSPECTORS OF ELECTION.  Before any
meeting of Stockholders, the board of directors may appoint any persons other than nominees for office to act as inspectors of election at the meeting or its adjournment.
If no inspectors of election are so appointed or if any person so appointed should fail or refuse to appear, the chairman of the meeting may, and on the request of any Stockholder or a Stockholder's proxy shall, appoint inspectors of election at the meeting. The number of inspectors shall be either one or three. If holders or proxies, the majority of shares represented in person or by proxy shall determine whether one or three inspectors are appointed.


                       ARTICLE III

                        DIRECTORS

          Section 1.  POWERS.  Subject to the provisions of
the General Corporation Law of Delaware and any limitations in the Certificate of Incorporation and these bylaws relating to action required to be approved by the Stock-holders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the board of directors.

          Section 2.  NUMBER AND QUALIFICATION OF DIREC-
TORS. The number of directors of the corporation shall be eight (8) until this Section 2 is amended.

          Section 3.  ELECTION AND TERM OF OFFICE OF
DIRECTORS. The board of directors shall be divided into three classes, each as nearly equal in numbers as the then total number of directors constituting the entire board of directors permits and with the term of office of one class expiring each year, designated Class I, Class II and Class
III. Initially, Class I directors shall be elected for a one-year term, Class II directors for a two-year term and Class III directors for a three-year term. Until the annual meeting of Stockholders occurring in 1997 and thereafter until this Section 3 is amended, in the event that any of the persons designated as a director by the corporation prior to the effective time (the "Effective
Time") of the merger of the corporation and Care Enterpris-es, Inc. (each, a "Regency Designee"), or a direct or indi-rect replacement of a Regency Designee, shall cease to serve as a director for any reason, he shall be replaced as a director by a person who is designated by the concurrence of a majority of the remaining Regency Designees, which person shall be reasonably acceptable to the persons designated as directors by Care Enterprises, Inc. prior to the Effective Time (each, a "Care Designee"), and, in the event that a Care Designee, or a direct or indirect re-placement of a Care Designee, shall cease to serve as a director for any reason, he shall be replaced as a director by a person who is designated by the concurrence of a majority of the remaining Care Designees, which person shall be reasonably acceptable to the Regency Designees.
Directors so chosen shall be identified by class to which they are named and shall hold office until the next election of the class for which such directors shall have been chosen and until their successors have been elected and qualified. Any created directorships resulting from any increase in the directors may be filled by the board of directors acting by a majority of the directors then in office, although less than a quorum, and any directors so chosen shall hold office until the next election of the class for which such directors have been chosen and until their successors have been elected and qualified. No decrease in the number of directors shall shorten the term of any incumbent director. Subject to the foregoing, at each annual meeting of Stockholders held during or after 1994, the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting of stockholders.

          Section 4.  VACANCIES; RESIGNATION.

          A.  A vacancy or vacancies in the board of
directors shall be deemed to exist in the event of the death, resignation, or removal of any director, or if the board of directors by resolution declares vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony, or if the autho-rized number of directors is increased, or if the Stock-holders fail at any meeting of Stockholders at which any director or directors are elected to elect the number of directors to be voted for at that meeting, or if any director duly elected shall refuse in writing to accept the position.

          B. Subject to the provisions of Section 3 of this Article III, vacancies in the board of directors may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, except that a vacancy created by the removal of a director may be filled in accordance with Section 141(k) of the General
Corporation Law of Delaware. Each director elected to fill a vacancy shall hold office until his term of office shall expire and until a successor has been elected and quali-fied. Any director may resign effective on giving written notice to the chairman of the board, the president, the secretary, or the board of directors, unless the notice specifies a later time for that resignation to become effective. If the resignation of a director is effective at a future time, the board of directors may elect a successor to take office when the resignation becomes effective. No reduction of the authorized number of directors shall have the effect of removing any director before that director's term of office expires.

          Section 5.  PLACE OF MEETINGS AND MEETINGS BY
TELEPHONE. Regular meetings of the board of directors may be held at any place within or outside the State of Delaware that has been designated form time to time by resolution of the board. In the absence of such a designa-tion, regular meetings shall be held at the principal executive office of the corporation. Special meetings of the board shall be held at any place within or outside the State of Delaware that has been designated in the notice of the meeting or, if not stated in the notice or there is no notice, at the principal executive office of the corpora-tion. Any meeting, regular or special, may be held by conference telephone or similar communication equipment, so long as all directors participating in the meeting can hear one another, and all such directors shall be deemed to be present in person at the meeting.

          Section 6.  ANNUAL MEETING.  Immediately follow-
ing each annual meeting of Stockholders, the board of directors shall hold a regular meeting for the purpose of organization, any desired election of officers, and the transaction of other business. Notice of this meeting shall not be required.

          Section 7.  OTHER REGULAR MEETINGS.  Other
regular meetings of the board of directors shall be held without call at such time as shall from time to time be fixed by the board of directors. Such regular meetings may be held without notice.

          Section 8.  SPECIAL MEETINGS.  Special meetings
of the board of directors for any purpose or purposes may be called at any time by the chairman of the board or the president or any vice president or the secretary or any two
(2) directors. Notice of the time and place of special meetings shall be delivered personally or by telephone to each director or sent by first-class mail or telegram, charges prepaid, addressed to each director at that director's address as it is shown on the records of the corporation. In case the notice is mailed, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting. In case the notice is delivered personally, or by telephone or tele-gram, it shall be delivered personally or by telephone or to the telegraph company at least forty-eight (48) hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose of the meeting.

          Section 9.  QUORUM.  A majority of the authorized
number of directors shall constitute a quorum for the transaction of business, except to adjourn as provided in
Section 11 of this Article III. Every act or decision done or made by the majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the board of directors, subject to the provisions of the General Corporation Law of Delaware and these bylaws which require Stockholder approval. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

          Section 10.  WAIVER OF NOTICE.  The transactions
of any meeting of the board of directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice. The waiver of notice need not specify the purpose of the meeting. All such waivers shall be filed with the corporate records or made a part of the minutes of the meeting. Notice of a meeting shall also be deemed given to any director who attends the meeting except when the director attends such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

          Section 11.  ADJOURNMENT.  A majority of the
directors present a meeting of the board of directors, whether or not constituting a quorum, may adjourn any meeting to another time and place.

          Section 12.  NOTICE OF ADJOURNMENT.  Notice of
the time and place of holding an adjourned meeting need not be given, unless the meeting is adjourned for more than twenty-four (24) hours, in which case notice of the time and place shall be given before the time of the adjourned meeting, in the manner specified in Section 8 of this
Article III, to the directors who were not present at the time of the adjournment.

          Section 13.  ACTION WITHOUT MEETING.  Any action
required or permitted to be taken by the board of directors may be taken without a meeting, if all members of the board shall individually or collectively consent in writing to the action. Such action by written consent shall have the same force and effect as a unanimous vote of the board of directors, and any resolution so adopted may be certified as having been adopted at a meeting of the board of directors held on the date of the last signature to consent at the principal executive office of the corporation. Such written consent or consents shall be filed with the minutes of the proceedings of the board.

          Section 14.  FEES AND COMPENSATION OF DIRECTORS.
Directors and members of committees may receive such compensation, if any, for their services, and such reim-bursement of expenses, as may be fixed or determined by resolution of the board of directors. This Section 14 shall not be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee, or otherwise, and receiving compensation for those services.

          Section 15.  LOANS TO OFFICERS.  Notwithstanding
anything to the contrary contained herein, the board of directors may, without additional approval, approve (by a vote sufficient without counting the vote of any interested director or directors) a loan or guarantee to an officer, whether or not a director, of the corporation or its parent or any subsidiary, or an employee benefit plan authorizing such loan or guarantee to an officer, if the board of directors determines that the loan or guarantee or plan may reasonably be expected to benefit the corporation.


                       ARTICLE IV

                       COMMITTEES

          Section 1.  COMMITTEES OF DIRECTORS.  The board
of directors may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, each consisting of one or more directors, to serve at the pleasure of the board. The board may desig-nate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. The appointment of members or alternate members of any committee requires the vote of a majority of the authorized number of directors. Any committee, to the extent provided in the resolution of the board, shall have all the authority of the board, except with respect to:

               (a)  the approval of any action which, under
these bylaws or the General Corporation Law of Delaware, also requires Stockholders' approval or approval of the outstanding shares;

               (b)  the filling of vacancies on the board
of directors or in any committee;

               (c)  the fixing of compensation of the
directors for serving on the board or on any committee;

               (d)  the amendment or repeal of bylaws or
the adoption of new bylaws;

               (e)  the amendment or repeal of any resolu-
tion of the board of directors which by its express terms is not so amendable or repealable;

               (f)  a distribution to the Stockholders of
the Corporation, except at a rate or in a periodic amount or within a price range determined by the board of direc-tors; or

               (g)  the appointment of any other committees
of the board of directors or the members of these commit-tees.

          Section 2.  MEETINGS AND ACTION OF COMMITTEES.
Meetings and action of committees shall be governed by, and held and taken in accordance with, the provisions of
Article III of these bylaws, including Sections 5 (place of meetings), 7 (regular meetings), 8 (special meetings and notice), 9 (quorum), 10 (waiver of notice), 11 (adjourn-
ment), 12 (notice of adjournment), and 13 (action without meeting), with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the board of directors and its members, except that the time of regular meetings of committees may be determined either by resolution of the board of directors or by resolution of the committee; special meetings of committees may also be called by committee. The board of directors may adopt rules for the government of any committee not inconsistent with the provisions of these bylaws.

          Section 3.   EXECUTIVE COMMITTEE.  There shall be
an Executive Committee of the board of directors, which shall consist of three (3) members, two (2) of which shall be designated by the board of directors prior to the Effec-tive Time (or, after the Effective Time, by a majority of the Regency Designees or their successors) and one (1) of which shall be designated by Care Enterprises, Inc. prior to the Effective Time (or, after the Effective Time, by a majority of the Care Designees or their successors), who shall be the only members of the Executive Committee
(unless and until replaced as provided in this Section 3).
The Executive Committee shall continue in existence, with the power and authority specified in this Section 3, until the close of the annual meeting of Stockholders in 1997 and thereafter until this Section 3 is amended. In the event that any member of the Executive Committee, or a direct or indirect replacement of any of them, shall cease to serve as a member of the Executive Committee for any reason, he shall be replaced as a member of the Executive Committee by a person who is designated with the concurrence of the Regency Designees or their successors, if a Regency
Designee or a direct or indirect replacement of a Regency
Designee shall so cease to serve, or by a person who is designated with the concurrence of the Care Designees or their successors, if a Care Designee shall so cease to serve. The Executive Committee, during intervals between meetings of the board of directors, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation except as provided by the General Corpora-tion Law of Delaware.

          Section 4.     HUMAN RESOURCES COMMITTEE.  There
shall be a Human Resources Committee of the board of directors, which shall consist of three members, one (1) of which shall be designated by the board of directors prior to the Effective Time (or, after the Effective Time, by a majority of the Regency Designees or their successors), one
(1) of which shall be designated by Care Enterprises, Inc.
prior to the Effective Time (or, after the Effective Time, by a majority of the Care Designees or their successors) and one (1) of which shall be designated by the Regency
Designees or their successors and approved by the board of directors after the Effective Time. In the event that any member of the Human Resources Committee who was designated prior to the Effective Time, or a direct or indirect re-placement of any of them, shall cease to serve as a member of the Human Resources Committee for any reason, he shall be replaced as a member of the Human Resources Committee by a person who is designated with the concurrence of the Regency Designees or their successors, if a Regency
Designee or a direct or indirect replacement of a Regency
Designee shall so cease to serve, or by a person who is designated with the concurrence of the Care Designees or their successors, if a Care Designee shall so cease to serve. The Human Resources Committee shall review the corporation's general human resource and compensation programs for officers and employees.

          Section 5.    AUDIT COMMITTEE.  There shall be an
Audit Committee of the board of directors, which shall con-sist of three (3) members, one (1) of which shall be desig-nated by the board of directors prior to the Effective Time
(or, after the Effective Time, by a majority of the Regency
Designees or their successors), one (1) of which shall be designated by Care Enterprises, Inc. prior to the Effective
Time (or, after the Effective Time, by a majority of the Care Designees or their successors) and one (1) of which shall be designated by the Care Designees or their succes-sors and approved by the board of directors after the Effective Time. In the event that any member of the Audit
Committee who was designated prior to the Effective Time, or a direct or indirect replacement of any of them, shall cease to serve as a member of the Audit Committee for any reason, he shall be replaced as a member of the Audit Com-mittee by a person who is designated with the concurrence of the Regency Designees or their successors, if a Regency
Designee or a direct or indirect replacement of a Regency
Designee shall so cease to serve, or by a person who is designated with the concurrence of the Care Designees or their successors, if a Care Designee shall so cease to serve. The Audit Committee shall review the financial affairs and procedures of the corporation from time to time with management and meet with the auditors of the corpora-tion to review the financial statements and procedures.


                        ARTICLE V

                        OFFICERS

          Section 1.  OFFICERS.  The officers of the
corporation shall be a chairman of the board, a president, a secretary, and a chief financial officer. The corpora-tion may also have, at the discretion of the board of directors, one or more vice presidents, one or more assis-tant secretaries, a treasurer, one or more assistant treasurers, and such other offices as may be appointed in accordance with the provisions of Section 3 of this Article
V.  Any number of offices may be held by the same person.

          Section 2.  ELECTION OF OFFICERS.  The officers
of the corporation, except such officers as may be appoint-ed in accordance with the provisions of Section 3 or
Section 5 of this Article V, shall be chosen by the board of directors, and each shall serve at the pleasure of the board, subject to the rights, if any, of an officer under any contract of employment.

          Section 3.  SUBORDINATE OFFICERS.  The board of
directors may appoint, and may empower the president to appoint, such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the bylaws or as the board of directors may from time to time determine.

          Section 4.  REMOVAL AND RESIGNATION OF OFFICERS.

          A. Until the annual meeting of Stockholders in 1997 and thereafter until this Section 4(A) is amended, the chairman of the board, subject to the rights of such person under his contract of employment, may be removed, with or without cause, only by a vote of 75% of the then-authorized number of directors or, if the existing number of directors is less than 75% of the then-authorized number of direc-tors, by a unanimous vote of the board. Subject to the rights, if any, of any other officer under any contract of employment, such officer may be removed, either with or without cause, by the board of directors, at any regular or special meeting of the board, or, except in case of an officer chosen by the board of directors, by an officer upon whom such power of removal may be conferred by the board of directors.

          B. Any officer may resign at any time by giving written notice to the corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective.
Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

          Section 5.  VACANCIES IN OFFICES.  Until the
annual meeting of Stockholders in 1997 and thereafter until this Section 5 is amended, a vacancy in the office of chairman of the board because of death, resignation, removal, disqualification or any other cause shall be chosen only by the vote of 75% of the then-authorized number of directors or, if the existing number of directors is less than 75% of the then-authorized number of direc-tors, by a unanimous vote of the board. A vacancy in any other office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these bylaws for regular appointments to that office.

          Section 6.  CHAIRMAN OF THE BOARD.  The chairman
of the board, shall, if present, preside at meetings of the Stockholders and the board of directors and exercise and perform such other powers and duties as may be from time to time assigned to him by the board of directors or pre-scribed by the bylaws. The chairman of the board shall in addition be the chief executive officer of the corporation and shall, subject to the control of the board of direc-tors, have general supervision, direction, and control of the business and the officers of the corporation.

          Section 7.  PRESIDENT.  The president shall be
the chief operating officer of the corporation and shall have the general powers and duties of management usually vested in the office of chief operating officer of a corporation, and shall have such other powers and duties as may be prescribed by the board of directors, the bylaws and the chairman of the board.

          Section 8.  VICE PRESIDENTS.  In the absence or
disability of the president, the vice presidents, if any, in order of their rank as fixed by the board of directors or, if not ranked, a vice president designated by the board of directors, shall perform all the powers of, and be subject to all the restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the board of directors, the bylaws, the president, or the chairman of the board.

          Section 9.  SECRETARY.  The secretary shall keep
or cause to be kept, at the principal executive office or such other place as the board of directors may direct, a book of minutes of all meetings and actions of directors, committees of directors, and stockholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice given, the names of those present at directors' meetings or committee meetings, the number of shares present or represented at Stockholders' meetings, and the proceedings. The secretary shall also keep, or cause to be kept, at the principal executive office or at the office of the corporation's transfer agent or registrar, as determined by resolution of the board of directors, a record of Stockholders, or a duplicate record of Stockholders, showing the names of all Stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and data of cancella-tion of every certificate surrendered for cancellation.
The secretary shall also give, or cause to be given, notice of all meetings of the Stockholders and of the board of directors required by the bylaws or by law to be given, and he shall keep the seal of the corporation if one be adopted, in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the board of directors, the chairman of the board or the bylaws.

          Section 10. CHIEF FINANCIAL OFFICER. The or chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transac-tions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares. The or chief financial officer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the board of directors. He shall disburse the funds of the corporation as may be ordered by the board of directors, shall render to the chairman of the board, president and directors, whenever they request it, an account of all of his transac-tions as chief financial officer and of the financial condition of the corporation, and shall have other powers and perform such other duties as may be prescribed by the board of directors, the president, the chairman of the board or the bylaws.


                       ARTICLE VI
              INDEMNIFICATION OF DIRECTORS,
          OFFICERS, EMPLOYEES AND OTHER AGENTS

          Section 1.  LIMITED PERSONAL LIABILITY.  To the
fullest extent permitted by the General Corporation Law of Delaware, as the same may be amended from time to time, a director of the corporation shall not be personally liable to the corporation or its Stockholders for monetary damages for breach of fiduciary duty as a director.

          Section 2.  INDEMNIFICATION.

          A. Each person who was or is made a party or is threatened to be made a party to or is involved in any Proceeding (which for purposes of this Article VI shall mean any action, suit or proceeding, whether civil, criminal, administrative or investigative) by reason of the fact that he, or a person of whom he is the legal represen-tative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corpora-tion or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the General
Corporation Law of Delaware, as the same may be amended from time to time (but, in the case of any such amendment, only to the extent that such amendment permits the corpora-tion to provide broader indemnification rights that said law permitted the corporation to provide prior to such amendment), against all expense, liability and loss
(including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his heirs, executors and administrators; provided, however, that, except as provided in Section 2.B of this
Article VI, the corporation shall indemnify any such person seeking indemnification in connection with a Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was authorized by the board of directors of the corporation. The right to indemnification conferred in this Article VI shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such Proceeding in advance of its final disposition; provided, however, that, if the General Corporation Law of Delaware so requires, the payment of such expenses incurred by a director or officer in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a Proceeding, shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article VI or otherwise. The corporation may, by action of its board of directors, provide indemnification to employees and agents of the corporation with the same scope and effect as the foregoing indemnification of directors and officers.

          B.  If a claim under Section 2.A of this Article
VI is not paid in fully by the corporation within thirty
(30) days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of Delaware for the corporation to indemnify the claimant for the amount claimed, but the burden of providing such defense shall be on the corporation. Neither the failure of the corporation (including its board of directors, independent legal counsel, or its Stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the General Corporation
Law of Delaware, nor an actual determination by the corporation (including its board of directors, independent legal counsel, or its Stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

          C. The right to indemnification and the payment of expenses incurred in defending a Proceeding in advance of its final disposition conferred in this Article VI shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this certificate, bylaw, agreement, vote of Stockholders or disinterested directors or otherwise.

          D. The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corpora-tion, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of Delaware.


                       ARTICLE VII

                   RECORDS AND REPORTS

          Section 1.  MAINTENANCE AND INSPECTION OF RECORD
OF STOCKHOLDERS. The corporation shall keep at its princi-pal executive office, or at the office of its transfer agent or registrar, if either be appointed and as deter-mined by resolution of the board of directors, a record of its Stockholders, giving the names and addresses of all Stockholders and the number and class of shares held by each Stockholder. Any Stockholder shall, upon written demand under oath stating the purpose thereof, have the right during the usual business hours to inspect for any purpose the corporation's stock ledger, a list of Stock-holders, and its other books and records.

          Section 2.  MAINTENANCE AND INSPECTION OF BYLAWS.
The corporation shall keep at its principal executive office, or if its principal executive office is not in the State of Delaware, at its principal business office in this state, if any, the original copy of the bylaws as amended to date, which shall be open to inspection by the Stock-holders at all reasonable times during office hours. If the principal executive office of the corporation is outside the State of Delaware and the corporation has no principal business office in this state, the Secretary shall, upon the written request of any Stockholder, furnish to that Stockholder a copy of the bylaws as amended to date.

          Section 3.  MAINTENANCE AND INSPECTION OF OTHER
CORPORATE RECORDS. The accounting books and records and minutes of proceedings of the Stockholders and the board of directors and any committee or committees of the board of directors shall be kept at such place or places designated by the board of directors, or, in the absence of such designation, at the principal executive office of the corporation. The minutes shall be kept in written form and the accounting books and records shall be kept either in written form or in any other form capable of being convert-ed into written form. The minutes and accounting books and records shall be open to inspection upon the written demand of any Stockholder or holder of a voting trust certificate, at any reasonable time during usual business hours, for a purpose reasonably related to the holder's interests as a Stockholder or as the holder of a voting trust certificate.
The inspection may be made in person or by an agent or attorney, and shall include the right to copy and make extracts. These rights of inspection shall extend to the records of each subsidiary corporation of the corporation.

          Section 4.  INSPECTION BY DIRECTORS.  Every
director shall have the absolute right for a purpose reasonably related to his position as director to inspect all books, records, and documents of every kind and the physical properties of the corporation and each of its subsidiary corporations at any reasonable time. This inspection by a director may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents.

          Section 5.  ANNUAL REPORT TO STOCKHOLDERS.  The
board of directors may cause an annual report to be sent postage pre-paid, to the Stockholders not later than 120 days after the close of the fiscal year and at least 15 days prior to the annual meeting of Stockholders to be held during the next fiscal year.

          Section 6.  FINANCIAL STATEMENTS.  A copy of any
annual financial statement and any income statement of the corporation for each quarterly period of each fiscal year, and any accompanying balance sheet of the corporation as of the end of each such period, that has been prepared by the corporation shall be kept on file in the principal execu-tive office of the corporation for twelve (12) months and each such statement shall be exhibited at all reasonable times to any Stockholder demanding an examination of any such statement or a copy shall be mailed to any such Stock-holder.

          Section 7.  ANNUAL STATEMENT OF GENERAL INFORMA-
TION. The corporation shall timely file with the Secretary of State of the State of Delaware, on the prescribed forms, periodic reports, filings and statements as required by General Corporation Law of Delaware.


                      ARTICLE VIII.

                GENERAL CORPORATE MATTERS

          Section 1.  RECORD DATE FOR PURPOSES OTHER THAN
NOTICE AND VOTING. For purposes of determining the Stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action (other than action by Stockholders by written consent without a meeting), the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) days before any such action, and in that case only Stockholders of record on the date so fixed are entitled to receive the dividend, distribution, or allot-ment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date so fixed, except as otherwise provided in the General Corporation Law of Delaware. If the board of directors does not so fix a record date, the record date for determining Stockholders for any such purpose shall be at the close of business on the date on which the board adopts the resolution relating thereto.

          Section 2.  CHECKS, DRAFTS, EVIDENCES OF INDEBT-
EDNESS. All checks drafts, or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the board of directors.

          Section 3.  CORPORATE CONTRACTS AND INSTRUMENTS;
HOW EXECUTED. The board of directors, except as otherwise provided in these bylaws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation, and this authority may be general or confined to specific instances; and, unless so authorized or ratified by the board of directors or within the agency power of an officer, no officer, agent, or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

          Section 4.  CERTIFICATES FOR SHARES.  A certifi-
cate or certificates for shares of the capital stock of the corporation shall be issued to each Stockholder when any of these shares are fully paid, and the board of directors may authorize the issuance of certificates for shares as partly paid provided that these certificates shall state the amount of the consideration to be paid for them and the amount paid. All certificates shall be signed in the name of the corporation by the chairman or vice-chairman of the board or the president or vice president and by the treasurer or an assistant treasurer or the secretary or any assistant secretary, certifying the number of shares and the class or series of shares owned by the Stockholder.
Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be that officer, transfer agent, or registrar before that certif-icate is issued, it may be issued by the corporation with the same effect as if that person were an officer, transfer agent, or registrar at the date of issue.

          Section 5.  LOST CERTIFICATES.  Except as
provided in this Section 5, no new certificates for shares shall be issued to replace an old certificate unless the latter is surrendered to the corporation and cancelled at the same time. the board of directors may, in case any share certificate or certificate for any other security is lost, stolen, or destroyed, authorize the issuance of a replacement certificate on such terms and conditions as the board may require, including provision for indemnification of the corporation secured by a bond or other adequate security sufficient to protect the corporation against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft, or destruction of the certificate of the issuance of the replacement certificate.

          Section 6.  REPRESENTATION OF SHARES OF OTHER
CORPORATIONS. The chairman of the board, the president, or any vice president, or any other person authorized by resolution of the board of directors or by any of the foregoing designated officers, is authorized to vote on behalf of the corporation any and all shares of any other corporation or corporations, foreign or domestic, standing in the name of the corporation. The authority granted to these officers to vote or represent on behalf of the corporation any and all shares held by the corporation in any other corporation or corporations may be exercised by any of these officers in person or by any person authorized to do so by a proxy duly executed by these officers.

          Section 7.  CONSTRUCTION AND DEFINITIONS.  Unless
the context requires otherwise, the general provisions, rules of construction, and definitions in the General
Corporation Law of Delaware shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, the term "person" includes both a corporation and a natural person and pronouns of the masculine gender include pronouns of the feminine gender.

          Section 8.  EMERGENCY PROVISIONS.  During any
emergency resulting from an attack on the United States or on a locality in which the corporation conducts its business or customarily holds meetings of its board of directors or its Stockholders, or during any nuclear or atomic disaster, or during the existence of any catastro-phe, or other similar emergency condition, as a result of which a quorum of the board of directors or a standing committee, if any, cannot readily be convened for action, a meeting of the board of directors or a standing committee may be called by an officer or director. Such notice may be given only to such of the directors or members of the committee, as the case may be, as it may be feasible at the time including, without limitation, publication or radio.
The director or directors in attendance at the meeting of the board of directors and the member or members of the executive committee, if any, in attendance at the meeting of the committee, shall constitute a quorum. If none are in attendance at the meeting, the officers or other persons designated on a list approved by the board of directors before the emergency, all in such order of priority and subject to such conditions and for such period of time (not longer than reasonably necessary after the termination of the emergency) as may be provided in the resolution approving the list, shall, to the extent required to provide a quorum at any meeting of the board of directors or the executive committee, be deemed directors or members of the committee, as the case may be, for such meeting. In the absence of a designation by the board of directors, the order of priority of such officers shall be as follows:
president, vide president, chief financial officer, secretary, assistant treasurer, controller and assistant secretary. The board of directors, either before or during any such emergency, may provide, and from time to time modify, lines of succession in the event that during such emergency any or all officers or agents of the corporation shall for any reason be rendered incapable of discharging their duties. The board of directors, either before or during any such emergency, may, effective in the emergency, change the principal executive office or designate several alternative offices or authorize the officers so to do.


                       ARTICLE IX.

                       AMENDMENTS

          Section 1.  AMENDMENT BY STOCKHOLDERS.  New
bylaws may be adopted or these bylaws may be amended or repealed by the vote or written consent of holders of not less than two-thirds of the outstanding shares entitled to vote.

          Section 2.  AMENDMENT BY DIRECTORS.  The approval
of 75% of the then-authorized number of directors is required to approve amendment of Article III, Sections 2, 3 and 4; Article IV, Sections 3, 4 and 5 and Article V,
Sections 4 and 5. In all other instances, new bylaws may be adopted or these bylaws may be amended or repealed by a vote or written consent of the board of directors without Stockholder approval unless otherwise required by the General Corporation Law of Delaware.